EXHIBIT (11)


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                           Three Months Ended       Nine Months Ended
                         _______________________ _______________________

                           Sept 30,      Oct 1,     Sept 30,      Oct 1,
                             1995         1994        1995         1994
                         ___________  ___________ ___________  ___________
PRIMARY:
     NET INCOME (LOSS)   $(6,029,833) $   500,961 $(4,715,757) $(3,722,942)
                         ___________  ___________ ___________  ___________
                         ___________  ___________ ___________  ___________

Weighted average number
 of Common Shares
 outstanding assuming
 conversion of Class B
 Common Stock             11,293,135   12,243,400  11,926,586   12,249,896

Net effect of dilutive
 stock options based
 on the treasury stock
 method using average
 market price                    -0-       33,716         -0-       36,519

Net effect of put
 options based on the
 reverse treasury
 stock method using
 average market price            -0-    1,018,544         -0-      871,815
                         ___________  ___________ ___________  ___________

          TOTAL SHARES    11,293,135   13,295,660  11,926,586   13,158,230
                         ___________  ___________ ___________  ___________
                         ___________  ___________ ___________  ___________


      PER SHARE AMOUNT   $      (.53) $       .04 $      (.40) $      (.28)
                         ___________  ___________ ___________  ___________
                         ___________  ___________ ___________  ___________


FULLY DILUTED:
  Net income (loss)      $(6,029,833) $   500,961 $(4,715,757) $(3,722,942)
  After-tax interest
    requirement of
    convertible
    subordinated
    debentures (A)               -0-          -0-         -0-          -0-
                         ___________  ___________ ___________  ___________


  ADJUSTED NET
    INCOME (LOSS)        $(6,029,833) $   500,961 $(4,715,757) $(3,722,942)
                         ___________  ___________ ___________  ___________
                         ___________  ___________ ___________  ___________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                           Three Months Ended       Nine Months Ended
                         _______________________ _______________________

                           Sept 30,      Oct 1,     Sept 30,      Oct 1,
                             1995         1994        1995         1994
                         ___________  ___________ ___________  ___________
FULLY DILUTED - CONT.


Weighted average number
 of Common Shares
 outstanding assuming
 conversion of Class B
 Common Stock             11,293,135   12,243,400  11,926,586   12,249,896

Net effect of dilutive
 stock options based on
 the treasury stock method
 using quarter end market
 price if higher than the
 average market price            -0-       33,708         -0-       36,492

Net effect of put options
 based on the reverse
 treasury stock method
 using quarter end market
 price if lower than the
 average market price            -0-    1,173,943         -0-    1,173,943

Net effect of conversion
 of convertible
 subordinated
 debentures (A)                  -0-          -0-         -0-          -0-
                         ___________  ___________ ___________  ___________

            TOTAL SHARES  11,293,135   13,451,051  11,926,586   13,460,331
                         ___________  ___________ ___________  ___________
                         ___________  ___________ ___________  ___________



        PER SHARE AMOUNT $      (.53) $       .04 $      (.40) $      (.28)
                         ___________  ___________ ___________  ___________
                         ___________  ___________ ___________  ___________



(A) Conversion of convertible subordinated debentures to 1,390,745 shares with an after-tax interest requirement of $472,538 for the three months ended September 30, 1995, and October 1, 1994, respectively and of $1,417,613 for the nine months ended September 30, 1995, and October 1, 1994, respectively has been excluded from computation since the effect was anti-dilutive.